Miro, Weiner & Kramer

July 8, 2004

Taubman Centers, Inc.
200 East Long Lake Road, Suite 300
Bloomfield Hills, Michigan 48304

RE: Taubman Centers, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel to Taubman Centers, Inc., a Michigan corporation (the “Company”), in connection with the proposed registration by the Company of 2,083,333 shares (the “Shares”) of its Common Stock to be sold by those shareholders set forth in the Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 8, 2004 under the Securities Act of 1933, as amended (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

        We have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

        Based upon and subject to the foregoing qualifications, assumptions and limitations, we hereby advise you that, in our opinion, the Shares will, when issued, be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ MIRO WEINER & KRAMER